EXHIBIT 3.1

	STATE OF WASHINGTON	ARTICLES OF AMENDMENT
SEAL	SECRETARY OF STATE	WASHINGTON
PROFIT CORPORATION
(Per Chapter 238.10 RCW)

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AMENDMENT TO ARTICLES OF INCORPORATION

NAME OF CORPORATION (As currently recorded with the Office of the Secretary of State)

Digital Data Networks, Inc.

UBI NUMBER 601 118 219	CORPORATION NUMBER (If known)	AMENDMENTS TO ARTICLES OF INCORPORATION WERE ADOPTED ON Date: February 26, 2004

EFFECTIVE DATE OF ARTICLES OF AMENDMENT	(Specified effective date may be up to 30 days AFTER receipt of the document by the Secretary of State) ☒ Specific Date: March 5, 2004 ☐ Upon filing by the Secretary of State

ARTICLES OF AMENDMENT WERE ADOPTED BY (Please check ONE of the following)

☐  Incorporators. Shareholders action was not required

☒  Board of Directors. Shareholders action was not required

☐  Duly approved shareholder action in accordance with Chapter 238.10 RCW

AMENDMENTS TO THE ARTICLES OF INCORPORATION ARE AS FOLLOWS

If amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment must be included. If necessary, attach additional amendments or information.

Article I is hereby amended to read,

“The name of the corporation is i2 Telecom International, Inc.”

SIGNATURE OF OFFICER

This document is hereby executed under penalties of perjury, and is, to the best of my knowledge, true and correct.

/S/  Paul R. Arena, CEO                February 26, 2000

Signature of Officer                                                 Printed Name                                                 Date

INFORMATION AND ASSISTANCE – 360/753-7115 (TDD – 360/753-1485)

STATE OF WASHINGTON

CERTIFICATE OF DESIGNATION

OF

RIGHTS AND PREFERENCES OF SERIES A-1 PREFERRED STOCK

Pursuant to Title 23B of the Washington Business Corporation Act, the undersigned corporation hereby executes the following Certificate of Designation:

FIRST: The name of the Corporation is DIGITAL DATA NETWORKS, INC., a Washington corporation.

SECOND: The Corporation is authorized to issue 10,000,000 shares of Common Stock, no par value per share, and 1,000,000 shares of Preferred Stock, no par value per share.

THIRD: The Certificate of Designation of Rights and Preferences of Series A-1 Preferred Stock is attached hereto as Exhibit A. The Certificate of Designation of Rights and Preferences of Series A-1 Preferred Stock was adopted and approved by the Board of Directors of the Corporation by unanimous written consent on January 30, 2004. No shareholder action was required.

FORTH: This Certificate of Designation of Series A-1 Preferred Stock does not call for an increase or decrease in the total number of shares of Preferred Stock authorized in the Corporation’s Articles of Incorporation.

IN WITNESS WHEREOF, said Corporation has caused this Certificate to be signed by a duly authorized officer, this 11th day of February.

DIGITAL DATA NETWORKS, INC.

By:	/s/ Jamgs F. Biagi
(Aathorized Officer)
Name:	Jamgs F. Biagi, Jr.
Title:	Secretary

STATEMENT OF RIGHTS

OF

PREFERRED STOCK SERIES A-1

OF

DIGITAL DATA NETWORKS, INC.

DATED AS OF FEBRUARY 11, 2004

1. Designation. Digital Data Networks, Inc. (the “Corporation”) has 1,000,000 shares of undesignated preferred stock, no par value per share, authorized in its Articles of Incorporation, as amended (“Articles of Incorporation”). As of the date of this Statement, there are no shares of the Corporation’s preferred stock issued or outstanding. The Corporation, pursuant to the resolutions of its Board of Directors (the “Board of Directors”) adopted as January 30, 2004, creates and designates (a) 100,000 shares of such preferred stock as Preferred Stock Series A-1 with a stated value of $100.00 (the “Preferred Stock Series A-1”); (b) 100,000 shares of such preferred stock as Preferred Stock Series A-2 with a stated value of $100.00 (the “Preferred Stock Series A-2”); (c) 600,000 shares of such preferred stock as Preferred Stock Series B with no stated value (the “Preferred Stock Series B”); and (d) 100,000 shares of such preferred stock as Preferred Stock Series C with no stated value (the “Preferred Stock Series C”, together with the Preferred Stock Series A-1, the Preferred Stock Series A-2 and the Preferred Stock Series B, the “Preferred Stock”). The voting power, designations, preferences and rights of the Preferred Stock Series A-1 are as set forth below, and the voting power, designations, preferences and rights of the Preferred Stock Series A-2, the Preferred Stock Series B and the Preferred Stock Series C are set forth in the Statement of Rights of Preferred Stock Series A-2 of the Corporation, the Statement of Rights of Preferred Stock Series B of the Corporation, and the Statement of Rights of Preferred Stock Series C of the Corporation, respectively.

2. Priority. The Preferred Stock Series A-1 shall, with respect to dividend rights and rights on liquidation, winding up or dissolution, whether voluntary or involuntary, whether now or hereafter issued, rank (a) pari passu with the Preferred Stock Series A-2 and (b) senior to (i) the Preferred Stock Series B, (ii) the Preferred Stock Series C, (iii) any other class or series of the Corporation’s preferred stock established by the Board of Directors, other than any Equivalent Securities (hereinafter defined) or Senior Securities (hereinafter defined) issued in accordance with Section 5 hereof, (iv) the Corporation’s common stock, no par value per share (the “Common Stock”), and (v) any other equity securities of the Corporation (all of such equity securities of the Corporation to which the Preferred Stock Series A-1 ranks senior, including the Common Stock, the Preferred Stock Series B and the Preferred Stock Series C, are at times collectively referred to herein as the “Junior Securities”).

3. Dividends.

(a) Holders of shares of Preferred Stock Series A-1 shall be entitled to receive out of funds legally available therefor cumulative dividends for each share of Preferred Stock Series A-1 at an annual rate (the “Dividend Rate”) of 6% of the Stated Value, payable semi-annually each year on January 1, and July 1 (each of such dates being referred to herein as a “Dividend Payment Date”), except that if such date is a Saturday, Sunday or legal holiday, then such dividend shall be payable on the next date that is not a Saturday, Sunday or legal holiday on which banks in the State of New York are permitted or required to be closed (a “Business Day”). Each semi-annual dividend shall be fully cumulative and shall accrue (whether or not declared), on a daily basis from the date of issuance of, or the date on which the Corporation becomes obligated to issue, such shares of Preferred Stock Series A-1 (the “Initial Issuance Date”). Dividends on shares of Preferred Stock Series A-1 shall be payable in cash or in shares of Preferred Stock Series A-1 (calculated with reference to the Stated Value of the Preferred Stock Series A-1), or in any combination of cash and such shares of Preferred Stock Series A-1, at the sole discretion of the Corporation. The Board of Directors shall declare and pay such accrued dividends at such time and to the extent permitted by law. No fractional shares shall be issued by the Corporation in respect of any payment of dividends in shares of Preferred Stock Series A-1 on any Dividend Payment Date, so that in such event the number of shares of Preferred Stock Series A-1 to be paid as a dividend pursuant to this Section 3(a) to a holder of Preferred Stock Series A-1 shall be rounded down to the nearest whole number of shares; provided, however, that any such fractional shares to which a holder of Preferred Stock Series A-1 would otherwise be entitled shall be aggregated with any fractional shares otherwise issuable in connection with any subsequent Dividend Payment Dates and each time such fractional shares shall equal one full share, such full share shall be issued to the holder entitled thereto on the next subsequent Dividend Payment Date with all attendant rights and preferences attaching thereto. Dividends shall be paid to the holders of record of shares of Preferred Stock Series A-1 at the close of business on the date specified by the Board of Directors at the time such dividend is declared (the “Record Date”); provided, however, that such Record Date shall not be more than sixty (60) days nor less than ten (10) days prior to the respective Dividend Payment Date. The Corporation shall deliver or cause to be delivered to the respective record holders of shares of Preferred Stock Series A-1 certificates representing the shares of Preferred Stock Series A-1 (if any) to which they are entitled pursuant to this Section 3(a) promptly following each Dividend Payment Date.

(b) All dividends paid with respect to shares of Preferred Stock Series A-1 pursuant to Section 3(a) hereof shall be paid pro rata to the holders entitled thereto, subject to the treatment of fractional shares described in Section 3(a) hereof. All shares of Preferred Stock Series A-1 issued in respect of any Dividend Payment Date shall be deemed issued on the applicable Dividend Payment Date, and will thereupon be duly authorized, validly issued, fully paid and non-assessable and free and clear of all liens and charges. On and after a Dividend Payment Date, until certificates representing additional shares of Preferred Stock Series A-1 shall have been issued pursuant to Section 3(a) hereof and unless the Corporation shall have elected to pay dividends with respect to such Divided Payment Date in cash, the certificates representing shares of Preferred Stock Series A-1 held by a holder of Preferred Stock Series A-1 on the Record Date shall represent not only such existing shares, but also the additional shares of Preferred Stock Series A-1 issued to such holder pursuant to such dividend.

(c) Holders of shares of Preferred Stock Series A-1 shall be entitled to receive the dividends provided for in Section 3(a) hereof in preference to and in priority over any dividends declared upon any of the Junior Securities.

(d) So long as any shares of Preferred Stock Series A-1 are outstanding, the Corporation shall not, without first obtaining the consent or approval of the holders of a majority of the then outstanding shares of Preferred Stock Series A-1, declare, pay or set apart for payment any dividend on any of the Junior Securities or make any payment on account of, or set apart for payment money or establish a sinking or other similar fund for, the purchase, redemption, retirement or other acquisition of, or otherwise acquire for value, any of the Junior Securities or any warrants, rights, calls or options exercisable for any of the Junior Securities, or make any distribution in respect thereof, either directly or indirectly, whether in cash, obligations or shares of the Corporation or other property (other than distributions or dividends payable solely in the same Junior Securities to the holders of such Junior Securities), or permit any company or other entity directly or indirectly controlled by the Corporation to purchase or redeem any of the Junior Securities or any warrants, rights, calls or options exercisable for any of the Junior Securities, unless prior to or concurrently with such declaration, payment, setting apart for payment, purchase, redemption or distribution, as the case may be, all accrued and unpaid dividends, if any, on shares of Preferred Stock Series A-1 not paid on the dates provided for in Section 3(a) hereof shall have been paid.

(e) Subject to the foregoing provisions of this Section 3 and the provisions of Section 8(f) hereof, the Board of Directors may declare and the Corporation may pay or set apart for payment dividends and other distributions on any of the Junior Securities, and may purchase or otherwise redeem any of the Junior Securities or any warrants, rights or options exercisable for any of the Junior Securities; provided, however, that the holders of the shares of Preferred Stock Series A-1 shall be entitled to participate therein on an as-if-converted into Common Stock basis (determined without regard to any limitation on the convertability of such shares as a result of the number of authorized and unissued shares of Common Stock) to the extent that the value of the dividends paid or set apart for payment with respect to the Junior Securities exceeds the value of the Dividend Rate.

4. Liquidation Preference.

(a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of Preferred Stock Series A-1 then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders an amount in cash equal to the Stated Value for each share outstanding, plus (i) an amount in cash equal to all accrued but unpaid dividends thereon to the date fixed for liquidation; and (ii) an amount equal to the pro rata portion of the assets of the Corporation remaining for distribution to the holders of the Common Stock determined on an as-if-converted into Common Stock basis (determined without regard to any limitation on the convertability of the Preferred Stock Series A-1 as a result of the number of authorized and unissued shares of Common Stock), before any payment shall be made or any assets distributed to the holders of any of the Junior Securities. No full preferential payment on account of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, shall be made to the holders of any class of Equivalent Securities (as hereinafter defined) unless there shall likewise be paid at the same time to holders of Preferred Stock Series A-1 the full amounts to which such holders are entitled with respect to such distribution. If the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the holders of outstanding shares of Preferred Stock Series A-1 and outstanding shares of Equivalent Securities, then the holders of all such shares shall share ratably in such distribution of assets in accordance with the full respective preferential amounts that would be payable on such shares of Preferred Stock Series A-1 and such shares of Equivalent Securities if all amounts payable thereon were paid in full.

(b) For the purposes of this Section 4, (i) the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation (unless and until such sale, conveyance, exchange or transfer is followed by the dissolution of the Corporation pursuant to the WBCA (the “WBCA”)); or (ii) the consolidation or merger of the Corporation with one or more other companies or entities, shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

5. Certain Restrictions. Notwithstanding anything contained herein to the contrary, so long as any shares of the Preferred Stock Series A-1 shall remain outstanding, the Corporation shall not, without first obtaining the consent or approval of the holders of a majority of the then outstanding shares of Preferred Stock Series A-1, establish, create, authorize or issue any shares of (a) any class or series of Preferred Stock the terms of which provide that such class or series shall rank on parity with the Preferred Stock Series A-1 with respect to dividends or rights on liquidation, winding up or dissolution (“Equivalent Securities”), including (i) the reclassification of any class or series of stock of the Corporation into shares of Equivalent Securities and (ii) the issuance of any security exchangeable for, convertible into or evidencing the right to purchase any shares of Equivalent Securities; or (b) any other class or series of Preferred Stock, the terms of which provide that such class or series shall rank senior to the Preferred Stock Series A-1 with respect to dividend rights or rights on liquidation, winding up or dissolution (“Senior Securities”), including (i) the reclassification of any class or series of stock of the Corporation into shares of Senior Securities and (ii) the issuance of any security exchangeable for, convertible into or evidencing the right to purchase any shares of Senior Securities. Notwithstanding anything herein to the contrary, shares of Preferred Stock Series A-2 shall constitute Equivalent Securities for all purposes hereunder; provided, however, that that the Corporation may issue, at any time, shares of Preferred Stock Series A-2 without the consent of the holders of a majority of the then outstanding shares of Preferred Stock Series A-1.

6. Optional Redemption by the Corporation.

(a) The Corporation may, at its option, at any time on or after the Initial Issuance Date, redeem all or any portion of the shares of Preferred Stock Series A-1, upon notice as set forth in Section 6(c) hereof, at the redemption price set forth in Section 6(b) hereof out of funds legally available therefor.

(b) The redemption price per share of the Preferred Stock Series A-1 shall be an amount in cash equal to the Stated Value of such shares of Preferred Stock Series A-1 plus all accrued but unpaid dividends thereon to the Redemption Date (hereinafter defined); provided, however, that the holders of the Preferred Stock Series A-1 will participate therein on an as-if-converted into Common Stock basis (determined without regard to any limitation on the convertability of such shares as a result of the number of authorized and unissued shares of Common Stock) in any redemption proceeds paid or available to holders of Junior Securities to the extent such amount exceeds the redemption price set forth in this Section 6(b). The Corporation shall take all actions required or permitted under the WBCA to permit such redemption of Preferred Stock Series A-1.

(c) Notice of any redemption shall be sent by or on behalf of the Corporation not less than fifteen (15) nor more than thirty (30) days prior to the date specified for redemption in such notice (the “Redemption Date”), by first-class mail, postage prepaid, to all holders of record of Preferred Stock Series A-1 at their last addresses as they shall appear on the books of the Corporation; provided, however, that no failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Preferred Stock Series A-1 except as to the holder to whom the Corporation has failed to give notice or except as to the holder to whom notice was defective. In addition to any information required by law, such notice shall state: (i) the Redemption Date; (ii) the redemption price; (iii) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; (iv) that dividends on the shares to be redeemed will cease to accumulate as of the Redemption Date; and (v) the number of shares of Preferred Stock Series A-1 to be so redeemed. Upon the mailing of any such notice of redemption, the Corporation shall become obligated to redeem at the time of redemption specified thereon all shares called for redemption.

(d) If notice has been mailed in accordance with Section 6(c) hereof and provided that on or before the Redemption Date specified in such notice, all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds in trust and for the pro rata benefit of the holders of the shares so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Redemption Date, dividends on the shares of Preferred Stock Series A-1 so called for redemption shall cease to accumulate, and such shares shall no longer be deemed to be outstanding and shall not have the status of shares of Preferred Stock Series A-1, and all rights of the holders thereof as shareholders of the Corporation (except the right to receive from the Corporation the redemption price therefor) shall cease. Upon surrender, in accordance with such notice, of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price therefor on the Redemption Date. Upon surrender of a certificate representing shares of Preferred Stock Series A-1 to be redeemed in part, the Corporation shall also issue to such holder a new certificate representing any unredeemed shares of Preferred Stock Series A-1 represented by the certificate surrendered upon redemption.

(e) Any deposit of funds with a bank or trust company for the purpose of redeeming shares of Preferred Stock Series A-1 shall be irrevocable, except that (i) any balance of monies so deposited by the Corporation with respect to shares of Preferred Stock Series A-1 converted by the holder pursuant to Section 8 hereof prior to the Redemption Date shall be repaid, together with interest or other earnings thereon, to the Corporation within thirty (30) days after the Redemption Date; and (ii) any balance of monies so deposited by the Corporation and unclaimed by the holders of shares of Preferred Stock Series A-1 entitled thereto at the expiration of two (2) years from the applicable Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Corporation, and after any such repayment, the holders of the shares of Preferred Stock Series A-1 entitled to the funds so repaid to the Corporation shall look only to the Corporation for payment without interest or other earnings.

(f) In connection with any redemption of Preferred Stock Series A-1, holders of Preferred Stock Series A-1 may exercise their right to convert in accordance with Section 8 hereof by notifying the Corporation on or before the Redemption Date.

7. Voting Rights. In addition to any voting rights provided elsewhere herein, and any voting rights provided by law, the holders of shares of Preferred Stock Series A-1 shall have the following voting rights:

(a) Commencing on the Initial Issuance Date and for so long as any shares of Preferred Stock Series A-1 shall remain outstanding, each share of Preferred Stock Series A-1 shall entitle the holder thereof to vote on all matters voted on by holders of the Common Stock, voting together as a single class with the Common Stock, the Preferred Stock Series A-2, the Preferred Stock Series B, the Preferred Stock Series C and all other shares entitled to vote, if any, at all meetings of the shareholders of the Corporation. With respect to any matter voted on by holders of the Common Stock, the Preferred Stock Series A-1, the Preferred Stock Series A-2, the Preferred Stock Series B and the Preferred Stock Series C voting together as a single class, each share of Preferred Stock Series A-1 shall entitle the holder thereof to cast the number of votes equal to the number of votes which could be cast in such vote by a holder of the shares of Common Stock into which such share of Preferred Stock Series A-1 is convertible (without regard to any limitation on the convertibility of such shares as a result of the number of authorized and unissued shares of Common Stock) on the record date for such vote.

(b) Notwithstanding anything to the contrary contained herein, any action required or permitted to be taken by the holders of Preferred Stock Series A-1 at any meeting of the holders of Preferred Stock Series A-1 may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of not less than the minimum number of the issued and outstanding shares of Preferred Stock Series A-1 necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, provided the non-consenting holders are given notice of such action as provided by the WBCA.

8. Conversion Rights.

(a) Commencing on the Initial Issuance Date, each share of Preferred Stock Series A-1 may be converted at the option of the holder, at any time (except that, with respect to any shares of Preferred Stock Series A-1 which shall be called for redemption, such right shall terminate as provided in Section 6 hereof) into such number of shares of fully paid, non-assessable shares of Common Stock obtained by dividing the Stated Value by the Conversion Price (as hereinafter defined) in effect on the date of conversion (the “Conversion Date”), in accordance with and subject to the terms and conditions of this Section 8, and the right to receive, at the discretion of the Corporation, (i) an amount of cash in respect of all accrued and unpaid dividends on the share of Preferred Stock Series A-1 to be so converted (other than previously declared dividends payable to a holder of record on a prior Record Date, which dividends shall be paid by the Corporation to such holder on the next Dividend Payment Date) to the Conversion Date, whether or not declared; or (ii) an additional number of fully paid and non-assessable shares of Common Stock equal to the Stated Value of the Preferred Stock Series A-1 issuable pursuant to Section 3 hereof in respect of all accrued and unpaid dividends on the share of Preferred Stock Series A-1 to be so converted (other than previously declared dividends payable to a holder of record on a prior Record Date, which dividends shall be paid by the Corporation to such holder on the next Dividend Payment Date) to the Conversion Date, whether or not declared, divided by the Conversion Price, such shares to be issued concurrently with the issuance of the shares of Common Stock pursuant to Section 8(c) hereof. Subject to Section 6(f) hereof and this Section 8, a holder of shares of Preferred Stock Series A-1 shall have the right to convert all or any portion of such shares pursuant to this Section 8 at any time and from time to time. Notwithstanding anything herein to the contrary, no shares of Preferred Stock Series A-1 may be converted by the holder thereof if the Corporation, at the time such holder delivers to the Corporation the instructions regarding such conversion pursuant to Section 8(c) hereof, does not have sufficient shares of authorized but unissued Common Stock available to convert all of the then outstanding shares of (A) Preferred Stock Series A-1 pursuant to Section 8 hereof and (B) Preferred Stock Series A-2, Preferred Stock Series B and Preferred Stock Series C pursuant to the respective statements of rights thereof.

(b) The “Conversion Price” shall initially equal $0.37629054265672500; provided, however, that such Conversion Price shall be adjusted and readjusted from time to time as provided in this Section 8 and, as so adjusted and readjusted, shall remain in effect until a further adjustment or readjustment thereof is required by this Section 8.

(c) Subject to Section 8(a) hereof, upon surrender to the Corporation at the office of the transfer agent or such other place or places, if any, as the Board of Directors may determine, of certificates duly endorsed to the Corporation or in blank for shares of Preferred Stock Series A-1 to be converted together with appropriate evidence of the payment of any transfer or similar tax, if required, and written instructions to the Corporation requesting conversion of such shares and specifying the name and address of the person, corporation, firm or other entity to whom shares of Common Stock are to be issued upon conversion thereof, the Corporation shall issue the number of shares of Common Stock issuable upon conversion thereof as of the time of such surrender and as promptly as practicable thereafter will deliver or cause to be delivered certificates for such shares of Common Stock. In addition, the Corporation shall, at its discretion, (i) pay an amount of cash in respect of all accrued and unpaid dividends on each share of Preferred Stock Series A-1 so surrendered for conversion (other than previously declared dividends payable to a holder of record on a prior Record Date, which dividends shall be paid by the Corporation to such holder on the next Dividend Payment Date); or (ii) issue a number of shares of Common Stock equal to the Stated Value of the Preferred Stock Series A-1 issuable pursuant to Section 3 hereof in respect of all accrued and unpaid dividends on each share of Preferred Stock Series A-1 so surrendered for conversion (other than previously declared dividends payable to a holder of record on a prior Record Date, which dividends shall be paid by the Corporation to such holder on the next Dividend Payment Date) divided by the Conversion Price. Upon surrender of a certificate representing shares of Preferred Stock Series A-1 to be converted in part, in addition to the foregoing, the Corporation shall also issue to such holder a new certificate representing any unconverted shares of Preferred Stock Series A-1 represented by the certificate surrendered for conversion.

(d) No fractional shares of Common Stock shall be issued pursuant to this Section 8 and the number of shares of Common Stock shall be rounded down to the nearest whole number of shares; provided, however, that any such fractional shares to which a holder of Preferred Stock Series A-1 would otherwise be entitled shall be aggregated with any fractional shares otherwise issuable in connection with any subsequent conversion by such holder of shares of Preferred Stock Series A-1 and each time such fractional share shall equal one full share, such full share shall be issued to the holder entitled thereto.

(e) The Corporation shall pay all documentary, stamp, or similar issue or transfer tax due upon conversion of Preferred Stock Series A-1.

(f) The Conversion Price shall be subject to adjustment as follows:

(i) If shares of Common Stock are issued as a dividend or other distribution on any class of stock of the Corporation, then the Conversion Price which would otherwise be in effect at the opening of business on the day following the date fixed for determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purpose of this paragraph (i), the number of shares at any time outstanding shall include shares held by the Corporation if such dividend or distribution is paid or made in respect thereof.

(ii) If the Common Stock is subdivided into a greater or combined into a lesser number of shares of Common Stock, then the Conversion Price in effect immediately prior thereto, or immediately prior to the record date for such subdivision or combination if a record date is fixed, shall be proportionately adjusted so that it will bear the same relation to the Conversion Price in effect immediately prior to such subdivision or combination, or such record date, as the total number of shares of Common Stock outstanding immediately prior to such subdivision or combination, or such record date shall bear to the total number of shares of Common Stock outstanding immediately after such subdivision or combination or such record date. For purposes of this paragraph (ii), the number of shares at any time outstanding shall include shares held by the Corporation if such subdivision or combination affects such shares.

(iii) In case of any capital reorganization of the Corporation, or of any reclassification of the Common Stock, or in case of the consolidation of the Corporation with, or the merger of the Corporation into, any other corporation or of the sale of all or substantially all of the Corporation’s properties and assets to any other corporation, then the shares of Preferred Stock Series A-1 shall after such capital reorganization, reclassification, consolidation, merger, or sale entitle the holder to receive upon conversion the number of shares of stock or other securities or property of the Corporation, or of the corporation resulting from such consolidation or surviving such merger or to which such sale shall be made, as the case may be, to which the holder of securities deliverable (at the time of such capital reorganization, reclassification, consolidation, merger, or sale) upon conversion of such shares would have been entitled upon such capital reorganization, reclassification, consolidation, merger or sale; and in any such case the provisions of this (iii) with respect to the rights and interests thereafter of the holders of the shares of Preferred Stock Series A-1 shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or any property thereafter deliverable on the conversion of the shares of Preferred Stock Series A-1. Any such adjustment which shall be approved by Board of Directors shall for all purposes of this paragraph conclusively be deemed to be an appropriate adjustment. The subdivision or combination of shares of Common Stock deliverable upon conversion of the shares of Preferred Stock Series A-1 at any time outstanding into a greater or lesser number of shares of Common Stock (whether with or without par value) shall not be deemed to be a reclassification of the Common Stock for the purposes of this paragraph.

(iv) For the purpose of this Section 8(f), shares of Common Stock or other securities held in the treasury of the Corporation shall not be deemed to be outstanding, except as specifically provided herein, and the sale or other disposition of any shares of Common Stock or other securities held in the treasury of the Corporation shall be deemed an issuance thereof.

(v) Anything in this Section 8(f) to the contrary notwithstanding, no adjustment of the Conversion Price shall be required in any case in which the amount of the adjustment would be less than five cents but in such case any adjustment that would otherwise be required then to be made will be carried forward and made at the time and together with the next subsequent adjustment which, together with any and all such adjustments so carried forward, shall amount to five cents or more per share of Common Stock. Regardless of any subdivision or combination of shares of Common Stock, said amount of five cents shall not be proportionately decreased or increased.

(vi) The certificate of the Corporation’s independent public accountants shall be conclusive evidence of the correctness of any computation made under this Section 8(f).

(vii) Notwithstanding anything herein to the contrary, no adjustment will be made to the Conversion Price by reason of the issuance of Common Stock upon the conversion of Preferred Stock Series A-1 pursuant to Section 8 hereof or upon the conversion of Preferred Stock Series A-2, Preferred Stock Series B or Preferred Stock Series C pursuant to the respective statements of rights thereof.

(viii) No adjustment need be made for a change in the par value of the Common Stock.

(g) Whenever the Conversion Price is adjusted, the Corporation shall promptly mail to holders of Preferred Stock Series A-1 a notice of adjustment briefly stating the facts requiring the adjustment and the manner of computing such adjustment.

9. Registration Rights. No later than ten (10) Business Days prior to the date on which the Corporation intends to file a registration statement (the “Registration Statement”)

under the Securities Act of 1933, as amended, with the Securities and Exchange Commission in connection with the Proposed Offering (as hereinafter defined), the Corporation shall provide written notice to the holders of the then outstanding shares of (a) Preferred Stock Series A-1 and (b) Common Stock which was issued upon conversion of the Preferred Stock Series A-1 pursuant to Section 8 hereof. Such notice shall state the Corporation’s intention to file the Registration Statement and the date on which the Corporation intends to file such Registration Statement (the “Intended File Date”). If any recipient of such notice has, as of two (2) Business Days prior to the Intended File Date, (i) converted any shares of Preferred Stock Series A-1 into shares of Common Stock pursuant to Section 8 hereof and (ii) delivered a written notice to the Corporation indicating such recipient’s desire to have securities registered on the Registration Statement for account of the recipient, then the Corporation shall register, at its expense, for the account of such recipient up to 30% of all shares of Common Stock (A) issued to the recipient upon conversion of Preferred Stock Series A-1 pursuant to Section 8 hereof, and (B) issuable to the recipient upon conversion of Preferred Stock Series A-1 then held by the recipient. As used herein, “Proposed Offering” shall mean the first private placement of securities conducted by the Corporation in calendar year 2004 effected for capital raising purposes.

10. Shares to Be Retired. Any share of Preferred Stock Series A-1 converted, redeemed, repurchased or otherwise acquired by the Corporation shall be retired and cancelled and shall upon cancellation and the filing of an appropriate certificate with the Washington Secretary of State be restored to the status of authorized but unissued shares of Preferred Stock, subject to reissuance by the Board of Directors as Preferred Stock Series A-1 or shares of Preferred Stock of one or more other series.

11. Record Holders. The Corporation and the Corporation’s transfer agent may deem and treat the record holder of any shares of Preferred Stock Series A-1 as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Corporation’s transfer agent shall be affected by any notice to the contrary.

12. Notice. Except as may otherwise be provided for herein, all notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon, the earlier of receipt of such notice or three (3) Business Days after the mailing of such notice if sent by registered mail with postage prepaid, addressed, if to the Corporation, to its offices at 3102 Maple Avenue, Suite 230, Dallas, Texas 75201, (Attention: Chief Executive Officer) or to an agent of the Corporation designated as permitted by the Articles of Incorporation or, if to any holder of Preferred Stock Series A-1, to such holder at the address of such holder of Preferred Stock Series A-1 as listed in the stock record books of the Corporation (which may include the records of the Corporation’s transfer agent), or to such other address as the Corporation or holder, as the case may be, shall have designated by notice similarly given.

STATE OF WASHINGTON

CERTIFICATE OF DESIGNATION

OF

RIGHTS AND PREFERENCES OF SERIES A-2 PREFERRED STOCK

Pursuant to Title 23B of the Washington Business Corporation Act, the undersigned corporation hereby executes the following Certificate of Designation:

FIRST: The name of the Corporation is DIGITAL DATA NETWORKS, INC., a Washington corporation.

SECOND: The Corporation is authorized to issue 10,000,000 shares of Common Stock, no par value per share, and 1,000,000 shares of Preferred Stock, no par value per share.

THIRD: The Certificate of Designation of Rights and Preferences of Series A-2 Preferred Stock is attached hereto as Exhibit A. The Certificate of Designation of Rights and Preferences of Series A-2 Preferred Stock was adopted and approved by the Board of Directors of the Corporation by unanimous written consent on January 30, 2004. No shareholder action was required.

FORTH: This Certificate of Designation of Series A-2 Preferred Stock does not call for an increase or decrease in the total number of shares of Preferred Stock authorized in the Corporation’s Articles of Incorporation.

IN WITNESS WHEREOF, said Corporation has caused this Certificate to be signed by a duly authorized officer, this 11th day of February.

DIGITAL DATA NETWORKS, INC.

By:	/s/ Jamgs F. Biagi
(Aathorized Officer)
Name:	Jamgs F. Biagi, Jr.
Title:	Secretary

STATEMENT OF RIGHTS

OF

PREFERRED STOCK SERIES A-2

OF

DIGITAL DATA NETWORKS, INC.

DATED AS OF FEBRUARY 11, 2004

1. Designation. Digital Data Networks, Inc. (the “Corporation”) has 1,000,000 shares of undesignated preferred stock, no par value per share, authorized in its Articles of Incorporation, as amended (“Articles of Incorporation”). As of the date of this Statement, there are no shares of the Corporation’s preferred stock issued or outstanding. The Corporation, pursuant to the resolutions of its Board of Directors (the “Board of Directors”) adopted as January 30, 2004, creates and designates (a) 100,000 shares of such preferred stock as Preferred Stock Series A-1 with a stated value of $100.00 (the “Preferred Stock Series A-1”); (b) 100,000 shares of such preferred stock as Preferred Stock Series A-2 with a stated value of $100.00 (the “Preferred Stock Series A-2”); (c) 600,000 shares of such preferred stock as Preferred Stock Series B with no stated value (the “Preferred Stock Series B”); and (d) 100,000 shares of such preferred stock as Preferred Stock Series C with no stated value (the “Preferred Stock Series C”, together with the Preferred Stock Series A-1, the Preferred Stock Series A-2 and the Preferred Stock Series B, the “Preferred Stock”). The voting power, designations, preferences and rights of the Preferred Stock Series A-2 are as set forth below, and the voting power, designations, preferences and rights of the Preferred Stock Series A-1, the Preferred Stock Series B and the Preferred Stock Series C are set forth in the Statement of Rights of Preferred Stock Series A-1 of the Corporation, the Statement of Rights of Preferred Stock Series B of the Corporation, and the Statement of Rights of Preferred Stock Series C of the Corporation, respectively.

2. Priority. The Preferred Stock Series A-2 shall, with respect to dividend rights and rights on liquidation, winding up or dissolution, whether voluntary or involuntary, whether now or hereafter issued, rank (a) pari passu with the Preferred Stock Series A-1 and (b) senior to (i) the Preferred Stock Series B, (ii) the Preferred Stock Series C, (iii) any other class or series of the Corporation’s preferred stock established by the Board of Directors, other than any Equivalent Securities (hereinafter defined) or Senior Securities (hereinafter defined) issued in accordance with Section 5 hereof, (iv) the Corporation’s common stock, no par value per share (the “Common Stock”), and (v) any other equity securities of the Corporation (all of such equity securities of the Corporation to which the Preferred Stock Series A-2 ranks senior, including the Common Stock, the Preferred Stock Series B and the Preferred Stock Series C, are at times collectively referred to herein as the “Junior Securities”).

3. Dividends.

(a) Holders of shares of Preferred Stock Series A-2 shall be entitled to receive out of funds legally available therefor cumulative dividends for each share of Preferred Stock Series A-2 at an annual rate (the “Dividend Rate”) of 6% of the Stated Value, payable semi-annually each year on January 1, and July 1 (each of such dates being referred to herein as a “Dividend Payment Date”), except that if such date is a Saturday, Sunday or legal holiday, then such dividend shall be payable on the next date that is not a Saturday, Sunday or legal holiday on which banks in the State of New York are permitted or required to be closed (a “Business Day”). Each semi-annual dividend shall be fully cumulative and shall accrue (whether or not declared), on a daily basis from the date of issuance of, or the date on which the Corporation becomes obligated to issue, such shares of Preferred Stock Series A-2 (the “Initial Issuance Date”). Dividends on shares of Preferred Stock Series A-2 shall be payable in cash or in shares of Preferred Stock Series A-2 (calculated with reference to the Stated Value of the Preferred Stock Series A-2), or in any combination of cash and such shares of Preferred Stock Series A-2, at the sole discretion of the Corporation. The Board of Directors shall declare and pay such accrued dividends at such time and to the extent permitted by law. No fractional shares shall be issued by the Corporation in respect of any payment of dividends in shares of Preferred Stock Series A-2 on any Dividend Payment Date, so that in such event the number of shares of Preferred Stock Series A-2 to be paid as a dividend pursuant to this Section 3(a) to a holder of Preferred Stock Series A-2 shall be rounded down to the nearest whole number of shares; provided, however, that any such fractional shares to which a holder of Preferred Stock Series A-2 would otherwise be entitled shall be aggregated with any fractional shares otherwise issuable in connection with any subsequent Dividend Payment Dates and each time such fractional shares shall equal one full share, such full share shall be issued to the holder entitled thereto on the next subsequent Dividend Payment Date with all attendant rights and preferences attaching thereto. Dividends shall be paid to the holders of record of shares of Preferred Stock Series A-2 at the close of business on the date specified by the Board of Directors at the time such dividend is declared (the “Record Date”); provided, however, that such Record Date shall not be more than sixty (60) days nor less than ten (10) days prior to the respective Dividend Payment Date. The Corporation shall deliver or cause to be delivered to the respective record holders of shares of Preferred Stock Series A-2 certificates representing the shares of Preferred Stock Series A-2 (if any) to which they are entitled pursuant to this Section 3(a) promptly following each Dividend Payment Date.

(b) All dividends paid with respect to shares of Preferred Stock Series A-2 pursuant to Section 3(a) hereof shall be paid pro rata to the holders entitled thereto, subject to the treatment of fractional shares described in Section 3(a) hereof. All shares of Preferred Stock Series A-2 issued in respect of any Dividend Payment Date shall be deemed issued on the applicable Dividend Payment Date, and will thereupon be duly authorized, validly issued, fully paid and non-assessable and free and clear of all liens and charges. On and after a Dividend Payment Date, until certificates representing additional shares of Preferred Stock Series A-2 shall have been issued pursuant to Section 3(a) hereof and unless the Corporation shall have elected to pay dividends with respect to such Divided Payment Date in cash, the certificates representing shares of Preferred Stock Series A-2 held by a holder of Preferred Stock Series A-2 on the Record Date shall represent not only such existing shares, but also the additional shares of Preferred Stock Series A-2 issued to such holder pursuant to such dividend.

(c) Holders of shares of Preferred Stock Series A-2 shall be entitled to receive the dividends provided for in Section 3(a) hereof in preference to and in priority over any dividends declared upon any of the Junior Securities.

(d) So long as any shares of Preferred Stock Series A-2 are outstanding, the Corporation shall not, without first obtaining the consent or approval of the holders of a majority of the then outstanding shares of Preferred Stock Series A-2, declare, pay or set apart for payment any dividend on any of the Junior Securities or make any payment on account of, or set apart for payment money or establish a sinking or other similar fund for, the purchase, redemption, retirement or other acquisition of, or otherwise acquire for value, any of the Junior Securities or any warrants, rights, calls or options exercisable for any of the Junior Securities, or make any distribution in respect thereof, either directly or indirectly, whether in cash, obligations or shares of the Corporation or other property (other than distributions or dividends payable solely in the same Junior Securities to the holders of such Junior Securities), or permit any company or other entity directly or indirectly controlled by the Corporation to purchase or redeem any of the Junior Securities or any warrants, rights, calls or options exercisable for any of the Junior Securities, unless prior to or concurrently with such declaration, payment, setting apart for payment, purchase, redemption or distribution, as the case may be, all accrued and unpaid dividends, if any, on shares of Preferred Stock Series A-2 not paid on the dates provided for in Section 3(a) hereof shall have been paid.

(e) Subject to the foregoing provisions of this Section 3 and the provisions of Section 8(f) hereof, the Board of Directors may declare and the Corporation may pay or set apart for payment dividends and other distributions on any of the Junior Securities, and may purchase or otherwise redeem any of the Junior Securities or any warrants, rights or options exercisable for any of the Junior Securities; provided, however, that the holders of the shares of Preferred Stock Series A-2 shall be entitled to participate therein on an as-if-converted into Common Stock basis (determined without regard to any limitation on the convertability of such shares as a result of the number of authorized and unissued shares of Common Stock) to the extent that the value of the dividends paid or set apart for payment with respect to the Junior Securities exceeds the value of the Dividend Rate.

4. Liquidation Preference.

(a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of Preferred Stock Series A-2 then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders an amount in cash equal to the Stated Value for each share outstanding, plus (i) an amount in cash equal to all accrued but unpaid dividends thereon to the date fixed for liquidation; and (ii) an amount equal to the pro rata portion of the assets of the Corporation remaining for distribution to the holders of the Common Stock determined on an as-if-converted into Common Stock basis (determined without regard to any limitation on the convertability of the Preferred Stock Series A-2 as a result of the number of authorized and unissued shares of Common Stock), before any payment shall be made or any assets distributed to the holders of any of the Junior Securities. No full preferential payment on account of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, shall be made to the holders of any class of Equivalent Securities (as hereinafter defined) unless there shall likewise be paid at the same time to holders of Preferred Stock Series A-2 the full amounts to which such holders are entitled with respect to such distribution. If the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the holders of outstanding shares of Preferred Stock Series A-2 and outstanding shares of Equivalent Securities, then the holders of all such shares shall share ratably in such distribution of assets in accordance with the full respective preferential amounts that would be payable on such shares of Preferred Stock Series A-2 and such shares of Equivalent Securities if all amounts payable thereon were paid in full.

(b) For the purposes of this Section 4, (i) the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation (unless and until such sale, conveyance, exchange or transfer is followed by the dissolution of the Corporation pursuant to the WBCA (the “WBCA”)); or (ii) the consolidation or merger of the Corporation with one or more other companies or entities, shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

5. Certain Restrictions. Notwithstanding anything contained herein to the contrary, so long as any shares of the Preferred Stock Series A-2 shall remain outstanding, the Corporation shall not, without first obtaining the consent or approval of the holders of a majority of the then outstanding shares of Preferred Stock Series A-2, establish, create, authorize or issue any shares of (a) any class or series of Preferred Stock the terms of which provide that such class or series shall rank on parity with the Preferred Stock Series A-2 with respect to dividends or rights on liquidation, winding up or dissolution (“Equivalent Securities”), including (i) the reclassification of any class or series of stock of the Corporation into shares of Equivalent Securities and (ii) the issuance of any security exchangeable for, convertible into or evidencing the right to purchase any shares of Equivalent Securities; or (b) any other class or series of Preferred Stock, the terms of which provide that such class or series shall rank senior to the Preferred Stock Series A-2 with respect to dividend rights or rights on liquidation, winding up or dissolution (“Senior Securities”), including (i) the reclassification of any class or series of stock of the Corporation into shares of Senior Securities and (ii) the issuance of any security exchangeable for, convertible into or evidencing the right to purchase any shares of Senior Securities. Notwithstanding anything herein to the contrary, shares of Preferred Stock Series A-1 shall constitute Equivalent Securities for all purposes hereunder; provided, however, that that the Corporation may issue, at any time, shares of Preferred Stock Series A-1 without the consent of the holders of a majority of the then outstanding shares of Preferred Stock Series A-2.

6. Optional Redemption by the Corporation.

(a) The Corporation may, at its option, at any time on or after the Initial Issuance Date, redeem all or any portion of the shares of Preferred Stock Series A-2, upon notice as set forth in Section 6(c) hereof, at the redemption price set forth in Section 6(b) hereof out of funds legally available therefor.

(b) The redemption price per share of the Preferred Stock Series A-2 shall be an amount in cash equal to the Stated Value of such shares of Preferred Stock Series A-2 plus all accrued but unpaid dividends thereon to the Redemption Date (hereinafter defined); provided, however, that the holders of the Preferred Stock Series A-2 will participate therein on an as-if-converted into Common Stock basis (determined without regard to any limitation on the convertability of such shares as a result of the number of authorized and unissued shares of Common Stock) in any redemption proceeds paid or available to holders of Junior Securities to the extent such amount exceeds the redemption price set forth in this Section 6(b). The Corporation shall take all actions required or permitted under the WBCA to permit such redemption of Preferred Stock Series A-2.

(c) Notice of any redemption shall be sent by or on behalf of the Corporation not less than fifteen (15) nor more than thirty (30) days prior to the date specified for redemption in such notice (the “Redemption Date”), by first-class mail, postage prepaid, to all holders of record of Preferred Stock Series A-2 at their last addresses as they shall appear on the books of the Corporation; provided, however, that no failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Preferred Stock Series A-2 except as to the holder to whom the Corporation has failed to give notice or except as to the holder to whom notice was defective. In addition to any information required by law, such notice shall state: (i) the Redemption Date; (ii) the redemption price; (iii) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; (iv) that dividends on the shares to be redeemed will cease to accumulate as of the Redemption Date; and (v) the number of shares of Preferred Stock Series A-2 to be so redeemed. Upon the mailing of any such notice of redemption, the Corporation shall become obligated to redeem at the time of redemption specified thereon all shares called for redemption.

(d) If notice has been mailed in accordance with Section 6(c) hereof and provided that on or before the Redemption Date specified in such notice, all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds in trust and for the pro rata benefit of the holders of the shares so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Redemption Date, dividends on the shares of Preferred Stock Series A-2 so called for redemption shall cease to accumulate, and such shares shall no longer be deemed to be outstanding and shall not have the status of shares of Preferred Stock Series A-2, and all rights of the holders thereof as shareholders of the Corporation (except the right to receive from the Corporation the redemption price therefor) shall cease. Upon surrender, in accordance with such notice, of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price therefor on the Redemption Date. Upon surrender of a certificate representing shares of Preferred Stock Series A-2 to be redeemed in part, the Corporation shall also issue to such holder a new certificate representing any unredeemed shares of Preferred Stock Series A-2 represented by the certificate surrendered upon redemption.

(e) Any deposit of funds with a bank or trust company for the purpose of redeeming shares of Preferred Stock Series A-2 shall be irrevocable, except that (i) any balance of monies so deposited by the Corporation with respect to shares of Preferred Stock Series A-2 converted by the holder pursuant to Section 8 hereof prior to the Redemption Date shall be repaid, together with interest or other earnings thereon, to the Corporation within thirty (30) days after the Redemption Date; and (ii) any balance of monies so deposited by the Corporation and unclaimed by the holders of shares of Preferred Stock Series A-2 entitled thereto at the expiration of two (2) years from the applicable Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Corporation, and after any such repayment, the holders of the shares of Preferred Stock Series A-2 entitled to the funds so repaid to the Corporation shall look only to the Corporation for payment without interest or other earnings.

(f) In connection with any redemption of Preferred Stock Series A-2, holders of Preferred Stock Series A-2 may exercise their right to convert in accordance with Section 8 hereof by notifying the Corporation on or before the Redemption Date.

7. Voting Rights. In addition to any voting rights provided elsewhere herein, and any voting rights provided by law, the holders of shares of Preferred Stock Series A-2 shall have the following voting rights:

(a) Commencing on the Initial Issuance Date and for so long as any shares of Preferred Stock Series A-2 shall remain outstanding, each share of Preferred Stock Series A-2 shall entitle the holder thereof to vote on all matters voted on by holders of the Common Stock, voting together as a single class with the Common Stock, the Preferred Stock Series A-1, the Preferred Stock Series B, the Preferred Stock Series C and all other shares entitled to vote, if any, at all meetings of the shareholders of the Corporation. With respect to any matter voted on by holders of the Common Stock, the Preferred Stock Series A-1, the Preferred Stock Series A-2, the Preferred Stock Series B and the Preferred Stock Series C voting together as a single class, each share of Preferred Stock Series A-2 shall entitle the holder thereof to cast the number of votes equal to the number of votes which could be cast in such vote by a holder of the shares of Common Stock into which such share of Preferred Stock Series A-2 is convertible (without regard to any limitation on the convertibility of such shares as a result of the number of authorized and unissued shares of Common Stock) on the record date for such vote.

(b) Notwithstanding anything to the contrary contained herein, any action required or permitted to be taken by the holders of Preferred Stock Series A-2 at any meeting of the holders of Preferred Stock Series A-2 may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of not less than the minimum number of the issued and outstanding shares of Preferred Stock Series A-2 necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, provided the non-consenting holders are given notice of such action as provided by the WBCA.

8. Conversion Rights.

(a) Commencing on the Initial Issuance Date, each share of Preferred Stock Series A-2 may be converted at the option of the holder, at any time (except that, with respect to any shares of Preferred Stock Series A-2 which shall be called for redemption, such right shall terminate as provided in Section 6 hereof) into such number of shares of fully paid, non-assessable shares of Common Stock obtained by dividing the Stated Value by the Conversion Price (as hereinafter defined) in effect on the date of conversion (the “Conversion Date”), in accordance with and subject to the terms and conditions of this Section 8, and the right to receive, at the discretion of the Corporation, (i) an amount of cash in respect of all accrued and unpaid dividends on the share of Preferred Stock Series A-2 to be so converted (other than previously declared dividends payable to a holder of record on a prior Record Date, which dividends shall be paid by the Corporation to such holder on the next Dividend Payment Date) to the Conversion Date, whether or not declared; or (ii) an additional number of fully paid and non-assessable shares of Common Stock equal to the Stated Value of the Preferred Stock Series A-2 issuable pursuant to Section 3 hereof in respect of all accrued and unpaid dividends on the share of Preferred Stock Series A-2 to be so converted (other than previously declared dividends payable to a holder of record on a prior Record Date, which dividends shall be paid by the Corporation to such holder on the next Dividend Payment Date) to the Conversion Date, whether or not declared, divided by the Conversion Price, such shares to be issued concurrently with the issuance of the shares of Common Stock pursuant to Section 8(c) hereof. Subject to Section 6(f) hereof and this Section 8, a holder of shares of Preferred Stock Series A-2 shall have the right to convert all or any portion of such shares pursuant to this Section 8 at any time and from time to time. Notwithstanding anything herein to the contrary, no shares of Preferred Stock Series A-2 may be converted by the holder thereof if the Corporation, at the time such holder delivers to the Corporation the instructions regarding such conversion pursuant to Section 8(c) hereof, does not have sufficient shares of authorized but unissued Common Stock available to convert all of the then outstanding shares of (A) Preferred Stock Series A-2 pursuant to Section 8 hereof and (B) Preferred Stock Series A-1, Preferred Stock Series B and Preferred Stock Series C pursuant to the respective statements of rights thereof.

(b) The “Conversion Price” shall initially equal $0.45154878399653600; provided, however, that such Conversion Price shall be adjusted and readjusted from time to time as provided in this Section 8 and, as so adjusted and readjusted, shall remain in effect until a further adjustment or readjustment thereof is required by this Section 8.

(c) Subject to Section 8(a) hereof, upon surrender to the Corporation at the office of the transfer agent or such other place or places, if any, as the Board of Directors may determine, of certificates duly endorsed to the Corporation or in blank for shares of Preferred Stock Series A-2 to be converted together with appropriate evidence of the payment of any transfer or similar tax, if required, and written instructions to the Corporation requesting conversion of such shares and specifying the name and address of the person, corporation, firm or other entity to whom shares of Common Stock are to be issued upon conversion thereof, the Corporation shall issue the number of shares of Common Stock issuable upon conversion thereof as of the time of such surrender and as promptly as practicable thereafter will deliver or cause to be delivered certificates for such shares of Common Stock. In addition, the Corporation shall, at its discretion, (i) pay an amount of cash in respect of all accrued and unpaid dividends on each share of Preferred Stock Series A-2 so surrendered for conversion (other than previously declared dividends payable to a holder of record on a prior Record Date, which dividends shall be paid by the Corporation to such holder on the next Dividend Payment Date); or (ii) issue a number of shares of Common Stock equal to the Stated Value of the Preferred Stock Series A-2 issuable pursuant to Section 3 hereof in respect of all accrued and unpaid dividends on each share of Preferred Stock Series A-2 so surrendered for conversion (other than previously declared dividends payable to a holder of record on a prior Record Date, which dividends shall be paid by the Corporation to such holder on the next Dividend Payment Date) divided by the Conversion Price. Upon surrender of a certificate representing shares of Preferred Stock Series A-2 to be converted in part, in addition to the foregoing, the Corporation shall also issue to such holder a new certificate representing any unconverted shares of Preferred Stock Series A-2 represented by the certificate surrendered for conversion.

(d) No fractional shares of Common Stock shall be issued pursuant to this Section 8 and the number of shares of Common Stock shall be rounded down to the nearest whole number of shares; provided, however, that any such fractional shares to which a holder of Preferred Stock Series A-2 would otherwise be entitled shall be aggregated with any fractional shares otherwise issuable in connection with any subsequent conversion by such holder of shares of Preferred Stock Series A-2 and each time such fractional share shall equal one full share, such full share shall be issued to the holder entitled thereto.

(e) The Corporation shall pay all documentary, stamp, or similar issue or transfer tax due upon conversion of Preferred Stock Series A-2.

(f) The Conversion Price shall be subject to adjustment as follows:

(i) If shares of Common Stock are issued as a dividend or other distribution on any class of stock of the Corporation, then the Conversion Price which would otherwise be in effect at the opening of business on the day following the date fixed for determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purpose of this paragraph (i), the number of shares at any time outstanding shall include shares held by the Corporation if such dividend or distribution is paid or made in respect thereof.

(ii) If the Common Stock is subdivided into a greater or combined into a lesser number of shares of Common Stock, then the Conversion Price in effect immediately prior thereto, or immediately prior to the record date for such subdivision or combination if a record date is fixed, shall be proportionately adjusted so that it will bear the same relation to the Conversion Price in effect immediately prior to such subdivision or combination, or such record date, as the total number of shares of Common Stock outstanding immediately prior to such subdivision or combination, or such record date shall bear to the total number of shares of Common Stock outstanding immediately after such subdivision or combination or such record date. For purposes of this paragraph (ii), the number of shares at any time outstanding shall include shares held by the Corporation if such subdivision or combination affects such shares.

(iii) In case of any capital reorganization of the Corporation, or of any reclassification of the Common Stock, or in case of the consolidation of the Corporation with, or the merger of the Corporation into, any other corporation or of the sale of all or substantially all of the Corporation’s properties and assets to any other corporation, then the shares of Preferred Stock Series A-2 shall after such capital reorganization, reclassification, consolidation, merger, or sale entitle the holder to receive upon conversion the number of shares of stock or other securities or property of the Corporation, or of the corporation resulting from such consolidation or surviving such merger or to which such sale shall be made, as the case may be, to which the holder of securities deliverable (at the time of such capital reorganization, reclassification, consolidation, merger, or sale) upon conversion of such shares would have been entitled upon such capital reorganization, reclassification, consolidation, merger or sale; and in any such case the provisions of this (iii) with respect to the rights and interests thereafter of the holders of the shares of Preferred Stock Series A-2 shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or any property thereafter deliverable on the conversion of the shares of Preferred Stock Series A-2. Any such adjustment which shall be approved by Board of Directors shall for all purposes of this paragraph conclusively be deemed to be an appropriate adjustment. The subdivision or combination of shares of Common Stock deliverable upon conversion of the shares of Preferred Stock Series A-2 at any time outstanding into a greater or lesser number of shares of Common Stock (whether with or without par value) shall not be deemed to be a reclassification of the Common Stock for the purposes of this paragraph.

(iv) For the purpose of this Section 8(f), shares of Common Stock or other securities held in the treasury of the Corporation shall not be deemed to be outstanding, except as specifically provided herein, and the sale or other disposition of any shares of Common Stock or other securities held in the treasury of the Corporation shall be deemed an issuance thereof.

(v) Anything in this Section 8(f) to the contrary notwithstanding, no adjustment of the Conversion Price shall be required in any case in which the amount of the adjustment would be less than five cents but in such case any adjustment that would otherwise be required then to be made will be carried forward and made at the time and together with the next subsequent adjustment which, together with any and all such adjustments so carried forward, shall amount to five cents or more per share of Common Stock. Regardless of any subdivision or combination of shares of Common Stock, said amount of five cents shall not be proportionately decreased or increased.

(vi) The certificate of the Corporation’s independent public accountants shall be conclusive evidence of the correctness of any computation made under this Section 8(f).

(vii) Notwithstanding anything herein to the contrary, no adjustment will be made to the Conversion Price by reason of the issuance of Common Stock upon the conversion of Preferred Stock Series A-2 pursuant to Section 8 hereof or upon the conversion of Preferred Stock Series A-1, Preferred Stock Series B or Preferred Stock Series C pursuant to the respective statements of rights thereof.

(viii) No adjustment need be made for a change in the par value of the Common Stock.

(g) Whenever the Conversion Price is adjusted, the Corporation shall promptly mail to holders of Preferred Stock Series A-2 a notice of adjustment briefly stating the facts requiring the adjustment and the manner of computing such adjustment.

9. Registration Rights. No later than ten (10) Business Days prior to the date on which the Corporation intends to file a registration statement (the “Registration Statement”)

under the Securities Act of 1933, as amended, with the Securities and Exchange Commission in connection with the Proposed Offering (as hereinafter defined), the Corporation shall provide written notice to the holders of the then outstanding shares of (a) Preferred Stock Series A-2 and (b) Common Stock which was issued upon conversion of the Preferred Stock Series A-2 pursuant to Section 8 hereof. Such notice shall state the Corporation’s intention to file the Registration Statement and the date on which the Corporation intends to file such Registration Statement (the “Intended File Date”). If any recipient of such notice has, as of two (2) Business Days prior to the Intended File Date, (i) converted any shares of Preferred Stock Series A-2 into shares of Common Stock pursuant to Section 8 hereof and (ii) delivered a written notice to the Corporation indicating such recipient’s desire to have securities registered on the Registration Statement for account of the recipient, then the Corporation shall register, at its expense, for the account of such recipient up to 30% of all shares of Common Stock (A) issued to the recipient upon conversion of Preferred Stock Series A-2 pursuant to Section 8 hereof, and (B) issuable to the recipient upon conversion of Preferred Stock Series A-2 then held by the recipient. As used herein, “Proposed Offering” shall mean the first private placement of securities conducted by the Corporation in calendar year 2004 effected for capital raising purposes.

10. Shares to Be Retired. Any share of Preferred Stock Series A-2 converted, redeemed, repurchased or otherwise acquired by the Corporation shall be retired and cancelled and shall upon cancellation and the filing of an appropriate certificate with the Washington Secretary of State be restored to the status of authorized but unissued shares of Preferred Stock, subject to reissuance by the Board of Directors as Preferred Stock Series A-2 or shares of Preferred Stock of one or more other series.

11. Record Holders. The Corporation and the Corporation’s transfer agent may deem and treat the record holder of any shares of Preferred Stock Series A-2 as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Corporation’s transfer agent shall be affected by any notice to the contrary.

12. Notice. Except as may otherwise be provided for herein, all notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon, the earlier of receipt of such notice or three (3) Business Days after the mailing of such notice if sent by registered mail with postage prepaid, addressed, if to the Corporation, to its offices at 3102 Maple Avenue, Suite 230, Dallas, Texas 75201, (Attention: Chief Executive Officer) or to an agent of the Corporation designated as permitted by the Articles of Incorporation or, if to any holder of Preferred Stock Series A-2, to such holder at the address of such holder of Preferred Stock Series A-2 as listed in the stock record books of the Corporation (which may include the records of the Corporation’s transfer agent), or to such other address as the Corporation or holder, as the case may be, shall have designated by notice similarly given.

STATE OF WASHINGTON

CERTIFICATE OF DESIGNATION

OF

RIGHTS AND PREFERENCES OF SERIES B PREFERRED STOCK

Pursuant to Title 23B of the Washington Business Corporation Act, the undersigned corporation hereby executes the following Certificate of Designation:

FIRST: The name of the Corporation is DIGITAL DATA NETWORKS, INC., a Washington corporation.

SECOND: The Corporation is authorized to issue 10,000,000 shares of Common Stock, no par value per share, and 1,000,000 shares of Preferred Stock, no par value per share.

THIRD: The Certificate of Designation of Rights and Preferences of Series B Preferred Stock is attached hereto as Exhibit A. The Certificate of Designation of Rights and Preferences of Series B Preferred Stock was adopted and approved by the Board of Directors of the Corporation by unanimous written consent on January 30, 2004. No shareholder action was required.

FORTH: This Certificate of Designation of Series B Preferred Stock does not call for an increase or decrease in the total number of shares of Preferred Stock authorized in the Corporation’s Articles of Incorporation.

IN WITNESS WHEREOF, said Corporation has caused this Certificate to be signed by a duly authorized officer, this 11th day of February.

DIGITAL DATA NETWORKS, INC.

By:	/s/ Jamgs F. Biagi
(Aathorized Officer)
Name:	Jamgs F. Biagi, Jr.
Title:	Secretary

STATEMENT OF RIGHTS

OF

PREFERRED STOCK SERIES B

OF

DIGITAL DATA NETWORKS, INC.

DATED AS OF FEBRUARY 11, 2004

1. Designation. Digital Data Networks, Inc. (the “Corporation”) has 1,000,000 shares of undesignated preferred stock, no par value per share, authorized in its Articles of Incorporation, as amended (“Articles of Incorporation”). As of the date of this Statement, there are no shares of the Corporation’s preferred stock issued or outstanding. The Corporation, pursuant to the resolutions of its Board of Directors (the “Board of Directors”) adopted as January 30, 2004, creates and designates (a) 100,000 shares of such preferred stock as Preferred Stock Series A-1 with a stated value of $100.00 (the “Preferred Stock Series A-1”); (b) 100,000 shares of such preferred stock as Preferred Stock Series A-2 with a stated value of $100.00 (the “Preferred Stock Series A-2”); (c) 600,000 shares of such preferred stock as Preferred Stock Series B with no stated value (the “Preferred Stock Series B”); and (d) 100,000 shares of such preferred stock as Preferred Stock Series C with no stated value (the “Preferred Stock Series C”, together with the Preferred Stock Series A-1, the Preferred Stock Series A-2 and the Preferred Stock Series B, the “Preferred Stock”). The voting power, designations, preferences and rights of the Preferred Stock Series B are as set forth below, and the voting power, designations, preferences and rights of the Preferred Stock Series A-1, the Preferred Stock Series A-2 and the Preferred Stock Series C are set forth in the Statement of Rights of Preferred Stock Series A-1 of the Corporation, the Statement of Rights of Preferred Stock Series A-2 of the Corporation, and the Statement of Rights of Preferred Stock Series C of the Corporation, respectively.

2. No Priority. The Preferred Stock Series B shall not, with respect to dividend rights and rights on liquidation, winding up or dissolution, whether voluntary or involuntary, whether now or hereafter issued, rank senior to any other securities of the Corporation (including, without limitation, (a) the Preferred Stock Series A-1, the Preferred Stock Series A-2, the Preferred Stock Series C or any other class or series of preferred stock which may be established by the Board or Directors, or (b) the Corporation’s common stock, no par value per share (the “Common Stock”)), but, with respect to dividend rights and rights on liquidation, winding up or dissolution, whether voluntary or involuntary, shall rank on parity with the Preferred Stock Series C and the Common Stock.

3. Dividends and Redemption. Holders of shares of Preferred Stock Series B shall not be entitled to receive any dividends or other distributions with respect to the shares of Preferred Stock Series B and shall not be subject to redemption by the Corporation, whether mandatory or voluntary, under any circumstances; provided, however, if the Board of Directors declares and the Corporation pays or sets apart for payment dividends and other distributions on any of the Common Stock, and or purchases or otherwise redeems any of the Common Stock or any warrants, rights or options exercisable for any of the Common Stock, then the holders of the shares of Preferred Stock Series B shall be entitled to participate therein on an as-if-converted into Common Stock basis (determined without regard to any limitation on the convertibility of such shares as a result of the number of authorized and unissued shares of Common Stock), with such participation being in parity with the Common Stock in all respects.

4. Liquidation.

(a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of Preferred Stock Series B then outstanding shall be entitled to be paid an amount equal to the pro rata portion of the assets of the Corporation remaining for distribution to the holders of the Common Stock determined on an as-if-converted into Common Stock basis (determined without regard to any limitation on the convertibility of the Preferred Stock Series B as a result of the number of authorized and unissued shares of Common Stock).

(b) For the purposes of this Section 4, (i) the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation (unless and until such sale, conveyance, exchange or transfer is followed by the dissolution of the Corporation pursuant to the Washington Business Corporation Act (the “WBCA”)); or (ii) the consolidation or merger of the Corporation with one or more other companies or entities, shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

5. Voting Rights. In addition to any voting rights provided elsewhere herein and any voting rights provided by applicable law, the holders of shares of Preferred Stock Series B shall have the following voting rights:

(a) Commencing on the date of issuance of any shares of Preferred Stock Series B and for so long as any shares of Preferred Stock Series B shall remain outstanding, each share of Preferred Stock Series B shall entitle the holder thereof to vote on all matters voted on by holders of the Common Stock, voting together as a single class with the Common Stock, the Preferred Stock Series A-1, the Preferred Stock Series A-2, the Preferred Stock Series C and all other shares entitled to vote, if any, at all meetings of the shareholders of the Corporation. With respect to any matter voted on by holders of the Common Stock, the Preferred Stock Series A-1, the Preferred Stock Series A-2, the Preferred Stock Series B and the Preferred Stock Series C voting together as a single class, each share of Preferred Stock Series B shall entitle the holder thereof to cast the number of votes equal to the number of votes which could be cast in such vote by a holder of the number of whole shares of Common Stock into which such share of Preferred Stock Series B is convertible (without regard to any limitation on the convertibility of such shares as a result of the number of authorized and unissued shares of Common Stock) on the record date for such vote.

(b) Notwithstanding anything to the contrary contained herein, any action required or permitted to be taken by the holders of Preferred Stock Series B at any meeting of the holders of Preferred Stock Series B may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of not less than the minimum number of the issued and outstanding shares of Preferred Stock Series B necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, provided the non-consenting holders are given notice of such action as required by the WBCA.

6. Conversion Rights.

(a) On the Amendment Date (as hereinafter defined), each share of Preferred Stock Series B shall, without any action by the holder thereof, be converted automatically into the right to receive 62.710656832559200 shares of Common Stock. Upon such conversion, all shares of Preferred Stock Series B outstanding on the Amendment Date shall be automatically canceled and retired and shall cease to exist and all holders of certificates, documents or other instruments representing shares of Preferred Stock Series B outstanding on the Amendment Date shall cease to have any rights as holders of the Preferred Stock Series B. As soon as practicable after the Amendment Date, the Corporation shall take all action necessary to cause the certificates formerly representing shares of Preferred Stock Series B to be surrendered by the holders thereof and exchanged for certificates representing such shares of Common Stock into which such shares of Preferred Stock Series B have converted pursuant to this Section 6(a). Until such surrender, each certificate formerly representing shares of Preferred Stock Series B shall only represent the right to receive shares of Common Stock, without interest, into which the shares of Preferred Stock Series B represented by the certificate surrendered have been converted pursuant to this Section 6(a) hereof. Each share of Preferred Stock Series B shall convert automatically on the Amendment Date as set forth in this Section 6(a), subject to adjustment in the following events:

(i) if, prior to the Amendment Date, (A) the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, a reclassification or other similar event, the number of shares of Common Stock to be issued in exchange for the Preferred Stock Series B shall be proportionately increased; or (B) the number of outstanding shares of Common Stock is decreased by a reverse stock split, combination or reclassification of shares or other similar event, the number of shares of Common Stock issuable in exchange for the Preferred Stock Series B shall be proportionately decreased; and

(ii) if, prior to the Amendment Date, there is a merger, consolidation, business combination, tender offer, exchange of shares, recapitalization, reorganization, redemption or other similar event, as a result of which shares of Common Stock shall be exchanged for or changed into the same or a different number of shares of the same or another class or classes of stock or securities of the Corporation or another entity, then the number of shares of Common Stock issuable upon conversion of the Preferred Stock Series B shall be proportionately adjusted.

(b) No fractional shares of Common Stock shall be issued pursuant to this Section 6, and the number of shares of Common Stock a holder of Preferred Stock Series B is otherwise entitled to receive pursuant to this Section 6 shall be rounded to the nearest whole number of shares, with any fraction equal to or higher than one-half being rounded to the next succeeding whole number of shares.

(c) The Corporation shall use its best efforts to take all actions necessary (including, without limitation, amending the Articles of Incorporation) to increase the number of its authorized but unissued shares of Common Stock to a number sufficient to permit the conversion of all of the Preferred Stock, including, without limitation, the Preferred Stock Series A-1, the Preferred Stock Series A-2, the Preferred Stock Series B and the Preferred Stock Series C (together with the accrued dividends thereon), pursuant to their respective statements of rights. As used herein, the “Amendment Date” shall refer to the date on which the amendment to the Articles of Incorporation to increase the number of the Corporation’s authorized but unissued shares of Common Stock as contemplated pursuant to this Section 6(c) hereof shall become effective pursuant to the WBCA. The Corporation covenants that all shares of Common Stock issued upon conversion of outstanding shares of Preferred Stock Series B shall, upon issuance, be duly authorized, validly issued, fully paid and non-assessable and free and clear of all liens and charges.

7. Shares to Be Retired. Any share of Preferred Stock Series B converted, redeemed, repurchased or otherwise acquired by the Corporation shall be retired and cancelled and shall upon cancellation and the filing of an appropriate certificate with the Secretary of State of the State of Washington be restored to the status of authorized but unissued shares of Preferred Stock, subject to reissuance by the Board of Directors as Preferred Stock Series B or shares of Preferred Stock of one or more other series.

8. Record Holders. The Corporation and the Corporation’s transfer agent may deem and treat the record holder of any shares of Preferred Stock Series B as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Corporation’s transfer agent shall be affected by any notice to the contrary.

9. Notice. Except as may otherwise be provided for herein, all notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon, the earlier of receipt of such notice or three business days after the mailing of such notice if sent by registered mail with postage prepaid, addressed, if to the Corporation, to its offices at 3102 Maple Avenue, Suite 230, Dallas, Texas 75201 (Attention: Chief Executive Officer) or to an agent of the Corporation designated as permitted by the Articles of Incorporation or, if to any holder of Preferred Stock Series B, to such holder at the address of such holder of Preferred Stock Series B as listed in the stock record books of the Corporation (which may include the records of the Corporation’s transfer agent), or to such other address as the Corporation or holder, as the case may be, shall have designated by notice similarly given.

STATE OF WASHINGTON

CERTIFICATE OF DESIGNATION

OF

RIGHTS AND PREFERENCES OF SERIES C PREFERRED STOCK

Pursuant to Title 23B of the Washington Business Corporation Act, the undersigned corporation hereby executes the following Certificate of Designation:

FIRST: The name of the Corporation is DIGITAL DATA NETWORKS, INC., a Washington corporation.

SECOND: The Corporation is authorized to issue 10,000,000 shares of Common Stock, no par value per share, and 1,000,000 shares of Preferred Stock, no par value per share.

THIRD: The Certificate of Designation of Rights and Preferences of Series C Preferred Stock is attached hereto as Exhibit A. The Certificate of Designation of Rights and Preferences of Series C Preferred Stock was adopted and approved by the Board of Directors of the Corporation by unanimous written consent on January 30, 2004. No shareholder action was required.

FORTH: This Certificate of Designation of Series C Preferred Stock does not call for an increase or decrease in the total number of shares of Preferred Stock authorized in the Corporation’s Articles of Incorporation.

IN WITNESS WHEREOF, said Corporation has caused this Certificate to be signed by a duly authorized officer, this 11th day of February.

DIGITAL DATA NETWORKS, INC.

By:	/s/ Jamgs F. Biagi
(Aathorized Officer)
Name:	Jamgs F. Biagi, Jr.
Title:	Secretary

STATEMENT OF RIGHTS

OF

PREFERRED STOCK SERIES C

OF

DIGITAL DATA NETWORKS, INC.

DATED AS OF FEBRUARY 11, 2004

1. Designation. Digital Data Networks, Inc. (the “Corporation”) has 1,000,000 shares of undesignated preferred stock, no par value per share, authorized in its Articles of Incorporation, as amended (“Articles of Incorporation”). As of the date of this Statement, there are no shares of the Corporation’s preferred stock issued or outstanding. The Corporation, pursuant to the resolutions of its Board of Directors (the “Board of Directors”) adopted as January 30, 2004, creates and designates (a) 100,000 shares of such preferred stock as Preferred Stock Series A-1 with a stated value of $100.00 (the “Preferred Stock Series A-1”); (b) 100,000 shares of such preferred stock as Preferred Stock Series A-2 with a stated value of $100.00 (the “Preferred Stock Series A-2”); (c) 600,000 shares of such preferred stock as Preferred Stock Series B with no stated value (the “Preferred Stock Series B”); and (d) 100,000 shares of such preferred stock as Preferred Stock Series C with no stated value (the “Preferred Stock Series C”, together with the Preferred Stock Series A-1, the Preferred Stock Series A-2 and the Preferred Stock Series B, the “Preferred Stock”). The voting power, designations, preferences and rights of the Preferred Stock Series C are as set forth below, and the voting power, designations, preferences and rights of the Preferred Stock Series A-1, the Preferred Stock Series A-2 and the Preferred Stock Series B are set forth in the Statement of Rights of Preferred Stock Series A-1 of the Corporation, the Statement of Rights of Preferred Stock Series A-2 of the Corporation, and the Statement of Rights of Preferred Stock Series B of the Corporation, respectively.

2. No Priority. The Preferred Stock Series C shall not, with respect to dividend rights and rights on liquidation, winding up or dissolution, whether voluntary or involuntary, whether now or hereafter issued, rank senior to any other securities of the Corporation (including, without limitation, (a) the Preferred Stock Series A-1, the Preferred Stock Series A-2, the Preferred Stock Series B or any other class or series of preferred stock which may be established by the Board or Directors, or (b) the Corporation’s common stock, no par value per share (the “Common Stock”)), but, with respect to dividend rights and rights on liquidation, winding up or dissolution, whether voluntary or involuntary, shall rank on parity with the Preferred Stock Series B and the Common Stock.

3. Dividends and Redemption. Holders of shares of Preferred Stock Series C shall not be entitled to receive any dividends or other distributions with respect to the shares of Preferred Stock Series C and shall not be subject to redemption by the Corporation, whether mandatory or voluntary, under any circumstances; provided, however, if the Board of Directors declares and the Corporation pays or sets apart for payment dividends and other distributions on any of the Common Stock, and or purchases or otherwise redeems any of the Common Stock or any warrants, rights or options exercisable for any of the Common Stock, then the holders of the shares of Preferred Stock Series C shall be entitled to participate therein on an as-if-converted into Common Stock basis (determined without regard to any limitation on the convertibility of such shares as a result of the number of authorized and unissued shares of Common Stock), with such participation being in parity with the Common Stock in all respects.

4. Liquidation

(a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of Preferred Stock Series C then outstanding shall be entitled to be paid an amount equal to the pro rata portion of the assets of the Corporation remaining for distribution to the holders of the Common Stock determined on an as-if-converted into Common Stock basis (determined without regard to any limitation on the convertibility of the Preferred Stock Series C as a result of the number of authorized and unissued shares of Common Stock).

(b) For the purposes of this Section 4, (i) the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation (unless and until such sale, conveyance, exchange or transfer is followed by the dissolution of the Corporation pursuant to the Washington Business Corporation Act (the “WBCA”)); or (ii) the consolidation or merger of the Corporation with one or more other companies or entities, shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

5. Voting Rights. In addition to any voting rights provided elsewhere herein and any voting rights provided by applicable law, the holders of shares of Preferred Stock Series C shall have the following voting rights:

(a) Commencing on the date of issuance of any shares of Preferred Stock Series C and for so long as any shares of Preferred Stock Series C shall remain outstanding, each share of Preferred Stock Series C shall entitle the holder thereof to vote on all matters voted on by holders of the Common Stock, voting together as a single class with the Common Stock, the Preferred Stock Series A-1, the Preferred Stock Series A-2, the Preferred Stock Series B and all other shares entitled to vote, if any, at all meetings of the shareholders of the Corporation. With respect to any matter voted on by holders of the Common Stock, the Preferred Stock Series A-1, the Preferred Stock Series A-2, the Preferred Stock Series B and the Preferred Stock Series C voting together as a single class, each share of Preferred Stock Series C shall entitle the holder thereof to cast the number of votes equal to the number of votes which could be cast in such vote by a holder of the number of whole shares of Common Stock into which such share of Preferred Stock Series C is convertible (without regard to any limitation on the convertibility of such shares as a result of the number of authorized and unissued shares of Common Stock) on the record date for such vote.

(b) Notwithstanding anything to the contrary contained herein, any action required or permitted to be taken by the holders of Preferred Stock Series C at any meeting of the holders of Preferred Stock Series C may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of not less than the minimum number of the issued and outstanding shares of Preferred Stock Series C necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, provided the non-consenting holders are given notice of such action as required by the WBCA.

6. Conversion Rights.

(a) On the Amendment Date (as hereinafter defined), each share of Preferred Stock Series C shall, without any action by the holder thereof, be converted automatically into the right to receive 33.219011861808200 shares of Common Stock. Upon such conversion, all shares of Preferred Stock Series C outstanding on the Amendment Date shall be automatically canceled and retired and shall cease to exist and all holders of certificates, documents or other instruments representing shares of Preferred Stock Series C outstanding on the Amendment Date shall cease to have any rights as holders of the Preferred Stock Series C. As soon as practicable after the Amendment Date, the Corporation shall take all action necessary to cause the certificates formerly representing shares of Preferred Stock Series C to be surrendered by the holders thereof and exchanged for certificates representing such shares of Common Stock into which such shares of Preferred Stock Series C have converted pursuant to this Section 6(a). Until such surrender, each certificate formerly representing shares of Preferred Stock Series C shall only represent the right to receive shares of Common Stock, without interest, into which the shares of Preferred Stock Series C represented by the certificate surrendered have been converted pursuant to this Section 6(a) hereof. Each share of Preferred Stock Series C shall convert automatically on the Amendment Date as set forth in this Section 6(a), subject to adjustment in the following events:

(i) if, prior to the Amendment Date, (A) the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, a reclassification or other similar event, the number of shares of Common Stock to be issued in exchange for the Preferred Stock Series C shall be proportionately increased; or (B) the number of outstanding shares of Common Stock is decreased by a reverse stock split, combination or reclassification of shares or other similar event, the number of shares of Common Stock issuable in exchange for the Preferred Stock Series C shall be proportionately decreased; and

(ii) if, prior to the Amendment Date, there is a merger, consolidation, business combination, tender offer, exchange of shares, recapitalization, reorganization, redemption or other similar event, as a result of which shares of Common Stock shall be exchanged for or changed into the same or a different number of shares of the same or another class or classes of stock or securities of the Corporation or another entity, then the number of shares of Common Stock issuable upon conversion of the Preferred Stock Series C shall be proportionately adjusted.

(b) No fractional shares of Common Stock shall be issued pursuant to this Section 6, and the number of shares of Common Stock a holder of Preferred Stock Series C is otherwise entitled to receive pursuant to this Section 6 shall be rounded to the nearest whole number of shares, with any fraction equal to or higher than one-half being rounded to the next succeeding whole number of shares.

(c) The Corporation shall use its best efforts to take all actions necessary (including, without limitation, amending the Articles of Incorporation) to increase the number of its authorized but unissued shares of Common Stock to a number sufficient to permit the conversion of all of the Preferred Stock, including, without limitation, the Preferred Stock Series A-1, the Preferred Stock Series A-2, the Preferred Stock Series B and the Preferred Stock Series C (together with the accrued dividends thereon), pursuant to their respective statements of rights. As used herein, the “Amendment Date” shall refer to the date on which the amendment to the Articles of Incorporation to increase the number of the Corporation’s authorized but unissued shares of Common Stock as contemplated pursuant to this Section 6(c) hereof shall become effective pursuant to the WBCA. The Corporation covenants that all shares of Common Stock issued upon conversion of outstanding shares of Preferred Stock Series C shall, upon issuance, be duly authorized, validly issued, fully paid and non-assessable and free and clear of all liens and charges.

7. Shares to Be Retired. Any share of Preferred Stock Series C converted, redeemed, repurchased or otherwise acquired by the Corporation shall be retired and cancelled and shall upon cancellation and the filing of an appropriate certificate with the Secretary of State of the State of Washington be restored to the status of authorized but unissued shares of Preferred Stock, subject to reissuance by the Board of Directors as Preferred Stock Series C or shares of Preferred Stock of one or more other series.

8. Record Holders. The Corporation and the Corporation’s transfer agent may deem and treat the record holder of any shares of Preferred Stock Series C as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Corporation’s transfer agent shall be affected by any notice to the contrary.

9. Notice. Except as may otherwise be provided for herein, all notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon, the earlier of receipt of such notice or three business days after the mailing of such notice if sent by registered mail with postage prepaid, addressed, if to the Corporation, to its offices at 3102 Maple Avenue, Suite 230, Dallas, Texas 75201 (Attention: Chief Executive Officer) or to an agent of the Corporation designated as permitted by the Articles of Incorporation or, if to any holder of Preferred Stock Series C, to such holder at the address of such holder of Preferred Stock Series C as listed in the stock record books of the Corporation (which may include the records of the Corporation’s transfer agent), or to such other address as the Corporation or holder, as the case may be, shall have designated by notice similarly given.

ARTICLES OF AMENDMENT TO THE

ARTICLES OF INCORPORATION

OF

DIGITAL DATA NETWORKS, INC.

Pursuant to RCW 23B.10.060, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is DIGITAL DATA NETWORKS, INC. (the “Corporation”).

SECOND: The Articles of Incorporation are hereby amended as follows:

Paragraph 1 of Article III of the Articles of Incorporation, as amended and restated, is hereby amended in its entirety to read

ARTICLE III

1. The total number of shares which this corporation is authorized to issue is Ten Million (10,000,000) shares of common stock having no par value and One Million (1,000,000) shares of preferred stock having no par value.

THIRD: The amendment does not provide for an exchange, reclassification, or cancellation of issued shares.

FOURTH: The foregoing amendment was adopted by the Board of Directors of the Corporation on October 11, 1995 and was duly approved by the shareholders of the Corporation on October 23, 1995 in accordance with the provisions of RCW 23B.10.030 and RCW 23B.10.040, respectively.

DIGITAL DATA NETWORKS, INC.

By:
Date:	10/25/95	Its:	President

ARTICLES OF AMENDMENT TO THE

ARTICLES OF INCORPORATION

OF

TRANSIT INFORMATION SYSTEMS, INC.

Pursuant to RCW 23B. 10.060, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is Transit Information Systems, Inc. (the “Corporation”).

SECOND: The Articles of Incorporation are hereby amended as follows:

Article I of the Articles of Incorporation are hereby amended in their entirety to read as follows:

ARTICLE I

The name of this corporation shall be Digital Data Networks, Inc.

THIRD: The Articles of Incorporation are hereby further amended as follows:

Paragraph 1 of Article III of the Articles of Incorporation is hereby amended in its entirety to read:

ARTICLE III

1. The total number of shares which this corporation is authorized to issue is 6,250,000 shares of common stock having no par value and 250,000 shares of preferred stock having no par value.

FOURTH: The amendments do not provide for an exchange, reclassification, or cancellation of issued shares.

FIFTH: The foregoing amendments were adopted by the Board of Directors of the Company on July         , 1995, without shareholder action. Pursuant to RCW 23B.10.020, shareholder action with regard to the amendment of the Articles of Incorporation of the Corporation is not required.

DIGITAL DATA NETWORKS, INC.
f/k/a
TRANSIT INFORMATION
SYSTEMS, INC.

		By:	/s/ James F. Biagi
Date:	7-13-95	Its:	Secretary

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

TRANSIT INFORMATION SYSTEMS, INC.

Pursuant to the provisions of RCW 23B.10 of the Washington Business Corporation Act, TRANSIT INFORMATION SYSTEMS, INC., a Washington corporation, hereby adopts the following articles of amendment to its articles of incorporation:

FIRST: The name of the corporation is:

TRANSIT INFORMATION SYSTEMS, INC.

SECOND: Article III of the articles of incorporation is amended to read in its entirety as follows:

ARTICLE III

1. The total number of shares which this corporation is authorized to issue is 25,000,000 of common stock having no par value and 1,000,000 of preferred stock having no par value.

2. Except to the extent such rights are granted to Preferred Stock or one or more series thereof, Common Stock has unlimited voting rights and is entitled to receive the net assets of the corporation upon dissolution.

3. The preferences, limitations and relative rights of Preferred Stock are undesignated. The Board of Directors may designate one or more series within Preferred Stock, and the designation and number of shares within each series, and shall determine the preferences, limitations, and relative rights of any shares of Preferred Stock, or of any series of Preferred Stock, before issuance of any shares of that class or series. Preferred Stock or any series thereof, may be designated as common or preferred, and may have rights which are identical to those of Common Stock. Shares of one class or series may be issued as a share dividend in respect to shares of another class or series.

THIRD:

The amendment does not provide for an exchange, reclassification or cancellation of any issued shares.

FOURTH:

The foregoing amendment of the articles of incorporation was adopted on February 3, 1994 by the board of directors of the corporation in accordance with the provisions of RCW 23B.10.030 and 23B.10.040, and duly approved by the shareholders on May 16, 1994 in accordance with the provisions of RCW 23B.10.030 and 23B.10.040.

EXECUTED this 12th day of July, 1995.

TRANSIT INFORMATION SYSTEMS, INC.

By	/s/ James F. Biagi
James F. Biagi, Jr., Secretary

RESTATED

ARTICLES OF INCORPORATION

OF

TRANSIT INFORMATION SYSTEMS, INC.

Pursuant to the provisions of RCW 23B.10.070 of the Washington Business Corporation Act, TRANSIT INFORMATION SYSTEMS, INC., a Washington corporation, hereby restates its articles of incorporation.

ARTICLE I

The name of this corporation shall be TRANSIT INFORMATION SYSTEMS, INC.

ARTICLE II

No preemptive rights shall exist with respect to shares of stock or securities convertible into shares of stock of this corporation.

ARTICLE III

1. The total number of shares which this corporation is authorized to issue is 10,000,000 of common stock having no par value and 1,000,000 of preferred stock having no par value.

2. Except to the extent such rights are granted to Preferred Stock or one or more series thereof, Common Stock has unlimited voting rights and is entitled to receive the net assets of the corporation upon dissolution.

3. The preferences, limitations and relative rights of Preferred Stock are undesignated. The Board of Directors may designate one or more series within Preferred Stock, and the designation and number of shares within each series, and shall determine the preferences, limitations, and relative rights of any shares of Preferred Stock, or of any series of Preferred Stock, before issuance of any shares of that class or series. Preferred Stock or any series thereof, may be designated as common or preferred, and may have rights which are identical to those of Common Stock. Shares of one class or series may be issued as a share divided in respect to shares of another class or series.

ARTICLE IV

The shareholders of this corporation shall not be entitled to cumulative voting at the election of any directors.

ARTICLE V

1. A director of this corporation shall not be personally liable to the corporation or its shareholders for monetary damages for conduct as a director, except for liability of the director (i) for acts or omissions that involve intentional misconduct by the director or a knowing violation of law by the director, (ii) for conduct violating RCW 23B.08.310 of the Washington Business Corporation Act, or (iii) for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled. If the Washington Business Corporation Act is amended in the future to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of this corporation shall be eliminated or limited to the full extent permitted by the Washington Business Corporation Act, as so amended, without any requirement of further action by the shareholders.

2. The corporation shall indemnify any individual made a party to a proceeding because that individual is or was a director of the corporation and shall advance or reimburse the reasonable expenses incurred by the individual in advance of final disposition of the proceeding, without regard to the limitations in RCW 23B.08.510 through 23B.08.550 of the Washington Business Corporation Act, or any other limitation which may hereafter be enacted to the extent such limitation may be disregarded if authorized by the Articles of Incorporation, to the full extent and under all circumstances permitted by applicable law.

3. Any repeal or modification of this Article by the shareholders of this corporation shall not adversely affect any right or any individual who is or was a director of the corporation which existed at the time of such repeal or modification.

ARTICLE VI

This corporation reserves the right to amend or repeal any of the provisions contained in these Articles of Incorporation in any manner now or hereafter permitted by law, and the rights of the shareholders of this corporation are granted subject to this reservation.

ARTICLE VII

Amendment of the Articles of Incorporation, approval of a plan of merger or share exchange, authorizing the sale, lease, exchange or other disposition of all, or substantially all of the corporation’s property, otherwise than in the usual and regular course of business, and authorizing dissolution of the corporation, shall be approved by each voting group entitled to vote thereon by a simple majority of all the votes entitled to be cast by that voting group.

EXECUTED this 28th day of February, 1992.

/s/ James F. Biagi
James F. Biagi, Jr., Secretary

CERTIFICATE OF

RESTATED ARTICLES OF INCORPORATION

OF

TRANSIT INFORMATION SYSTEMS, INC.

Pursuant to the provisions of RCW 23B.10.070 of the Washington Business Corporation Act, TRANSIT INFORMATION SYSTEMS, INC., a Washington corporation, hereby certifies that it has restated its articles of incorporation:

FIRST: The name of the corporation is:

TRANSIT INFORMATION SYSTEMS, INC.

SECOND: The Restated Articles of Incorporation as adopted by the shareholders of the corporation supersede the Articles of Incorporation and all amendments thereto and contain amendments to the Articles of Incorporation as follows:

a. Articles I through VII of the Articles of Incorporation are amended in their entirety as set forth in the Restated Articles of Incorporation.

b. Articles VIII through XI of the Articles of Incorporation are deleted in their entirety.

c. The foregoing amendments to the Articles of Incorporation were duly approved where and if required on December 23, 1991 by the directors and on January 29, 1992 by the shareholders of the corporation in accordance with the provisions of RCW 23B.10.030 and RCW 23B.10.040.

THIRD: The Restated Articles of Incorporation are attached hereto.

EXECUTED this              day of                         , 1992.

TRANSIT INFORMATION SYSTEMS, INC.

By	/s/ James F. Biagi
James F. Biagi, Jr., Secretary

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